Exhibit 99.77O

                                   FORM 10f-3

                               THE BLACKROCK FUNDS

                         RECORD OF SECURITIES PURCHASED
                     UNDER THE TRUST'S RULE 10f-3 PROCEDURES


1. Name of Purchasing Portfolio: The BlackRock Pennsylvania Strategic Municipal Trust (BPS), BlackRock MuniYield Pennsylvania Insured Fund, Inc.
     (MPA), BlackRock MuniYield Insured Fund, Inc. (MYI), BlackRock California Insured Municipal Bond Fund (BR-CAINS), BlackRock National Municipal Fund (BR-NATL), BlackRock MuniYield California Insured Fund, Inc. (MCA2), BlackRock MuniHoldings Fund, Inc. (MHD), BlackRock MuniHoldings Fund II, Inc. (MUH), BlackRock MuniYield Fund, Inc. (MYD), BlackRock New York Municipal Income Trust II (BFY), BlackRock Virginia Municipal Bond Trust
     (BHV), BlackRock New Jersey Municipal Bond Trust (BLJ), BlackRock New Jersey Municipal Income Trust (BNJ), BlackRock New York Municipal Income Trust (BNY), BlackRock New York Municipal Bond Trust (BQH), BlackRock Delaware Municipal Bond Portfolio (BR-DE), BlackRock New Jersey Municipal Bond Fund (BR-NJMUNI), BlackRock New York Municipal Bond Fund (BR-NY), BlackRock Pennsylvania Municipal Bond Fund (BR-PAMUNI), BlackRock New York Insured Municipal Income Trust (BSE), BlackRock Insured Municipal Income Trust (BYM), BlackRock Maryland Municipal Bond Trust (BZM), BlackRock MuniEnhanced Fund, Inc. (MEN), BlackRock MuniYield Florida Insured Fund, Inc. (MFT), BlackRock MuniHoldings New York Insured Fund, Inc. (MHN), BlackRock MuniYield New Jersey Insured Fund, Inc. (MJI), BlackRock MuniYield Quality Fund II, Inc. (MQT), BlackRock MuniYield Quality Fund, Inc. (MQY), BlackRock MuniHoldings Insured Fund II, Inc. (MUE), BlackRock MuniHoldings New Jersey Insured Fund, Inc. (MUJ), BlackRock MuniYield New Jersey Fund, Inc. (MYJ), BlackRock MuniYield New York Insured Fund, Inc.
     (MYN), BlackRock MuniYield Arizona Fund, Inc. (MZA), The BlackRock NJ Investment Quality Municipal Trust (RNJ), The BlackRock NY Investment Quality Municipal Trust (RNY).

2.   Issuer: Puerto Rico Sales Tax Financing Corporation

3.   Date of Purchase: 7/13/2007

4.   Underwriter from whom purchased: Goldman Sachs & Co.

5. Name of Affiliated Underwriter (as defined in the Trust's procedures) managing or participating in syndicate: Merrill Lynch & Co.

6.   Aggregate principal amount of purchased (out of total offering):
     207,935,000 out of 2,667,603,572.60


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7.   Aggregate principal amount purchased by funds advised by BlackRock and any purchases by other accounts with respect to which BlackRock has investment discretion (out of the total offering): 218,335,000 out of 2,667,603,572.60

8. Purchase price (net of fees and expenses): (Capital Appreciation) 2043 16.84, 2045 15.085, 2047 13.549, 2054 9.206, (Current Interest)2057 102.741

9.   Date offering commenced: 7/13/2007

10. Offering price at end of first day on which any sales were made: 2045 15.367, 2054 9.416

11.  Have the following conditions been satisfied:                  YES     NO
                                                                   -----  ------

     a.   The securities are part of an issue registered
          under the Securities Act of 1933, as amended,
          which is being offered to the public, OR are
          Eligible Municipal Securities, OR are securities
          sold in an Eligible Foreign Offering OR are
          securities sold in an Eligible Rule 144A Offering
          OR part of an issue of government securities.            __X__  _____

     b.   The securities were purchased prior to the end of
          the first day on which any sales were made, at a
          price that was not more than the price paid by
          each other purchaser of securities in that
          offering or in any concurrent offering of the
          securities (except, in the case of an Eligible
          Foreign Offering, for any rights to purchase
          required by laws to be granted to existing
          security holders of the Issuer) OR, if a rights
          offering, the securities were purchased on or
          before the fourth day preceding the day on which
          the rights offering terminated.                          __X__  _____

     c.   The underwriting was a firm commitment
          underwriting.                                            __X__  _____

     d. The commission, spread or profit was reasonable and fair in relation to that being received by others for underwriting


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          similar securities during the same period.               __X__  _____

     e.   In respect of any securities other than Eligible
          Municipal Securities, the issuer of such
          securities has been in continuous operation for
          not less than three years (including the
          operations of predecessors).                             __X__  _____

     f.   Has the affiliated underwriter confirmed that it
          will not receive any direct or indirect benefit as
          a result of BlackRock's participation in the
          offering?                                                __X__  _____



Approved: Walter O'Connor                                   Date: 7/16/07
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                                   FORM 10f-3

                              THE BLACKROCK FUNDS

                         RECORD OF SECURITIES PURCHASED
                    UNDER THE TRUST'S RULE 10f-3 PROCEDURES


1. Name of Purchasing Portfolio: BlackRock National Municipal Fund (BR-NATL), BlackRock AMT-Free Municipal Bond Portfolio (BR-MUNI), MuniYield New York Insured Fund, Inc. (MYN), BlackRock MuniHoldings New York Insured Fund, Inc. (MHN), BlackRock New York Municipal Bond Fund (BR-NY), BlackRock New York Insured Municipal Income Trust (BSE), BlackRock New York Municipal Income Trust (BNY), BlackRock New York Municipal Bond Trust (BQH), The BlackRock NY Investment Quality Municipal Trust (RNY), BlackRock New York Municipal Income Trust II (BFY)

2.   Issuer: New York City Water Finance Authority

3.   Date of Purchase: 3/21/07

4.   Underwriter from whom purchased: Siebert

5. Name of Affiliated Underwriter (as defined in the Trust's procedures) managing or participating in syndicate: Merrill Lynch

6. Aggregate principal amount of purchased (out of total offering): 55,000,000 out of 587,975,000

7. Aggregate principal amount purchased by funds advised by BlackRock and any purchases by other accounts with respect to which BlackRock has investment discretion (out of the total offering): 55,000,000 out of 587,975,000

8.   Purchase price (net of fees and expenses): 96.617, 96.588

9.   Date offering commenced: 3/21/07

10.  Offering price at end of first day on which any sales were made:


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11.  Have the following conditions been satisfied:                  YES     NO
                                                                   -----  ------
     a.   The securities are part of an issue registered under
          the Securities Act of 1933, as amended, which is
          being offered to the public, OR are Eligible
          Municipal Securities, OR are securities sold in an
          Eligible Foreign Offering OR are securities sold
          in an Eligible Rule 144A Offering OR part of an
          issue of government securities.                          __X__  _____

     b.   The securities were purchased prior to the end of
          the first day on which any sales were made, at a
          price that was not more than the price paid by
          each other purchaser of securities in that
          offering or in any concurrent offering of the
          securities (except, in the case of an Eligible
          Foreign Offering, for any rights to purchase
          required by laws to be granted to existing
          security holders of the Issuer) OR, if a rights
          offering, the securities were purchased on or
          before the fourth day preceding the day on which
          the rights offering terminated.                          __X__  _____

     c.   The underwriting was a firm commitment
          underwriting.                                            __X__  _____

     d.   The commission, spread or profit was reasonable
          and fair in relation to that being received by
          others for underwriting similar securities during
          the same period.                                         __X__  _____

     e.   In respect of any securities other than Eligible
          Municipal Securities, the issuer of such
          securities has been in continuous operation for
          not less than three years (including the
          operations of predecessors).                             __X__  _____

     f.   Has the affiliated underwriter confirmed that it
          will not receive any direct or indirect benefit as
          a result of BlackRock's participation in the
          offering?                                                __X__  _____


Received from: Walter O'Connor                              Date: 03/27/07
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